Exhibit 99

UMH PROPERTIES, INC

March 31, 2024

Supplemental Information

UMH Properties, Inc.

Juniper Business Plaza
3499 Route 9 North
Freehold, NJ 07728

Website: www.umh.reit
Email: ir@umh.com
Phone: (732) 577-9997

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Loss to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisitions Summary and Property Portfolio	14

Definitions	15

Press Release Dated May 2, 2024	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating Information
Number of Communities	136	135
Total Sites	25,785	25,738
Rental and Related Income	$50,329	$45,305
Community Operating Expenses	$21,097	$20,088
Community NOI	$29,232	$25,217
Expense Ratio	41.9%	44.3%
Sales of Manufactured Homes	$7,351	$7,302
Number of Homes Sold	95	83
Number of Rentals Added, net	56	230
Net Loss	$(1,625)	$(1,501)
Net Loss Attributable to Common Shareholders	$(6,264)	$(5,297)
Adjusted EBITDA excluding Non-Recurring Other Expense	$26,685	$23,461
FFO Attributable to Common Shareholders	$14,046	$10,640
Normalized FFO Attributable to Common Shareholders	$15,017	$11,720

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic and Diluted	69,130	59,085
Net Loss Attributable to Common Shareholders per Share –
Basic and Diluted	$(0.09)	$(0.09)
FFO per Share –
Diluted (1)	$0.20	$0.18
Normalized FFO per Share –
Diluted (1)	$0.22	$0.20
Dividends per Common Share	$0.205	$0.205

Balance Sheet
Total Assets	$1,416,439	$1,370,341
Total Liabilities	$699,282	$778,947

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs	$671,581	$751,464
Equity Market Capitalization	$1,139,280	$887,162
Series D Preferred Stock	$295,035	$247,237
Total Market Capitalization	$2,105,896	$1,885,863

(1)	Please see Definitions on page 15.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	3

Consolidated Balance Sheets
(in thousands except per share amounts)	March 31,	December 31,
	2024	2023
ASSETS	(unaudited)
Investment Property and Equipment
Land	$86,497	$86,497
Site and Land Improvements	900,966	896,568
Buildings and Improvements	39,709	39,506
Rental Homes and Accessories	527,229	516,470
Total Investment Property	1,554,401	1,539,041
Equipment and Vehicles	29,560	29,126
Total Investment Property and Equipment	1,583,961	1,568,167
Accumulated Depreciation	(430,020)	(416,309)
Net Investment Property and Equipment	1,153,941	1,151,858

Other Assets
Cash and Cash Equivalents	39,865	57,320
Marketable Securities at Fair Value	29,143	34,506
Inventory of Manufactured Homes	29,219	32,940
Notes and Other Receivables, net	82,772	81,071
Prepaid Expenses and Other Assets	14,508	11,729
Land Development Costs	42,075	33,302
Investment in Joint Venture	24,916	24,851
Total Other Assets	262,498	275,719

TOTAL ASSETS	$1,416,439	$1,427,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$493,767	$496,483
Other Liabilities
Accounts Payable	5,754	6,106
Loans Payable, net of unamortized debt issuance costs	77,547	93,479
Series A Bonds, net of unamortized debt issuance costs	100,267	100,055
Accrued Liabilities and Deposits	12,221	15,117
Tenant Security Deposits	9,726	9,543
Total Other Liabilities	205,515	224,300
Total Liabilities	699,282	720,783

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 shares authorized as of March 31, 2024 and December, 31 2023; 11,801 and 11,607 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	295,035	290,180
Common Stock- $0.10 par value per share: 153,714 shares authorized as of March 31, 2024 and December 31, 2023; 70,153 and 67,978 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	7,015	6,798
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of March 31, 2024 and December 31, 2023	-0-	-0-
Additional Paid-In Capital	438,431	433,106
Accumulated Deficit	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	715,117	704,720
Non-Controlling Interest in Consolidated Subsidiaries	2,040	2,074
Total Shareholders’ Equity	717,157	706,794

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,416,439	$1,427,577

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
INCOME:
Rental and Related Income	$50,329	$45,305
Sales of Manufactured Homes	7,351	7,302
TOTAL INCOME	57,680	52,607

EXPENSES:
Community Operating Expenses	21,097	20,088
Cost of Sales of Manufactured Homes	5,556	4,985
Selling Expenses	1,646	1,812
General and Administrative Expenses	5,368	4,982
Depreciation Expense	14,741	13,373
TOTAL EXPENSES	48,408	45,240

OTHER INCOME (EXPENSE):
Interest Income	1,567	1,138
Dividend Income	360	706
Loss on Sales of Marketable Securities, net	-0-	(42)
Decrease in Fair Value of Marketable Securities	(5,369)	(2,395)
Other Income	159	328
Loss on Investment in Joint Venture	(137)	(305)
Interest Expense	(7,474)	(8,330)
TOTAL OTHER INCOME (EXPENSE)	(10,894)	(8,900)

Loss before Gain (Loss) on Sales of Investment Property and Equipment	(1,622)	(1,533)
Gain (Loss) on Sales of Investment Property and Equipment	(3)	32
NET LOSS	(1,625)	(1,501)

Preferred Dividends	(4,673)	(3,836)
Loss Attributable to Non-Controlling Interest	34	40

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,264)	$(5,297)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$(0.09)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	69,130	59,085

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	5

Consolidated Statements of Cash Flows
(in thousands) (unaudited)	Three Months Ended
	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,625)	$(1,501)
Non-Cash Items Included in Net Loss:
Depreciation	14,741	13,373
Amortization of Financing Costs	556	518
Stock Compensation Expense	1,354	1,528
Provision for Uncollectible Notes and Other Receivables	463	358
Loss on Sales of Marketable Securities, net	-0-	42
Decrease in Fair Value of Marketable Securities	5,369	2,395
(Gain) Loss on Sales of Investment Property and Equipment	3	(32)
Loss on Investment in Joint Venture	244	349
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	3,721	126
Notes and Other Receivables, net of notes acquired with acquisitions	(2,164)	(3,232)
Prepaid Expenses and Other Assets	(549)	3,606
Accounts Payable	(352)	(367)
Accrued Liabilities and Deposits	(2,896)	(4,111)
Tenant Security Deposits	183	237
Net Cash Provided by Operating Activities	19,048	13,289
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	-0-	(3,679)
Purchase of Investment Property and Equipment	(17,861)	(26,767)
Proceeds from Sales of Investment Property and Equipment	1,034	632
Additions to Land Development Costs	(8,282)	(5,493)
Purchase of Marketable Securities	(6)	(6)
Proceeds from Sales of Marketable Securities	-0-	462
Investment in Joint Venture	(309)	(5,693)
Net Cash Used in Investing Activities	(25,424)	(40,544)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds (Payments) from Short-Term Borrowings	(16,044)	37,984
Principal Payments of Mortgages and Loans	(2,946)	(48,214)
Financing Costs on Debt	(2)	(501)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	4,399	19,291
Proceeds from At-The-Market Common Equity Program, net of offering costs	20,395	34,288
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	1,759	1,862
Proceeds from Exercise of Stock Options	1,766	137
Preferred Dividends Paid	(4,673)	(3,836)
Common Dividends Paid, net of dividend reinvestments	(13,503)	(11,571)
Net Cash Provided by (Used in) Financing Activities	(8,849)	29,440

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(15,225)	2,185
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	64,437	40,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$49,212	$43,061

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	6

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net Loss	$(1,625)	$(1,501)
Interest Expense	7,474	8,330
Franchise Taxes	114	101
Depreciation Expense	14,741	13,373
Depreciation Expense from Unconsolidated Joint Venture	197	159
Decrease in Fair Value of Marketable Securities	5,369	2,395
Loss on Sales of Marketable Securities, net	-0-	42
Adjusted EBITDA	26,270	22,899
Non- Recurring Other Expense (2)	415	562
Adjusted EBITDA excluding Non-Recurring Other Expense	$26,685	$23,461

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(6,264)	$(5,297)
Depreciation Expense	14,741	13,373
Depreciation Expense from Unconsolidated Joint Venture	197	159
(Gain) Loss on Sales of Investment Property and Equipment	3	(32)
Decrease in Fair Value of Marketable Securities	5,369	2,395
Loss on Sales of Marketable Securities, net	-0-	42
Funds from Operations Attributable to Common Shareholders (“FFO”)	14,046	10,640

Adjustments:
Amortization of Financing Costs (1)	556	518
Non- Recurring Other Expense (2)	415	562
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”) (1)	$15,017	$11,720

(1)	Due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months ended March 31, 2024 and 2023.

(2)	Consists of non-recurring expenses for one-time legal fees and fees relating to the OZ Fund ($33), and costs associated with the liquidation/sale of inventory in a particular sales center ($382) for the three months ended March 31, 2024. Consisted of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($431) and non-recurring expenses for the joint venture with Nuveen ($47), one-time legal fees and fees relating to the OZ Fund ($53), and costs associated with an acquisition that was not completed ($31) for the three months ended March 31, 2023.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Shares Outstanding	70,153	59,984	67,978
Market Price Per Share	$16.24	$14.79	$15.32
Equity Market Capitalization	$1,139,280	$887,162	$1,041,422
Total Debt	671,581	751,464	690,017
Preferred	295,035	247,237	290,180
Total Market Capitalization	$2,105,896	$1,885,863	$2,021,619

Total Debt	$671,581	$751,464	$690,017
Less: Cash and Cash Equivalents	(39,865)	(32,858)	(57,320)
Net Debt	631,716	718,606	632,697
Less: Marketable Securities at Fair Value (“Securities”)	(29,143)	(39,285)	(34,506)
Net Debt Less Securities	$602,573	$679,321	$598,191

Interest Expense	$7,474	$8,330	$32,475
Capitalized Interest	1,082	1,331	5,032
Preferred Dividends	4,673	3,836	16,723
Total Fixed Charges	$13,229	$13,497	$54,230

Adjusted EBITDA excluding Non-Recurring Other Expenses	$26,685	$23,461	$101,780

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	30.0%	38.1%	31.3%

Net Debt Plus Preferred / Total Market Capitalization	44.0%	51.2%	45.7%

Net Debt Less Securities / Total Market Capitalization	28.6%	36.0%	29.6%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	42.6%	49.1%	43.9%

Interest Coverage	3.1x	2.4x	2.7x

Fixed Charge Coverage	2.0x	1.7x	1.9x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	5.9x	7.7x	6.2x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	5.6x	7.2x	5.9x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	8.7x	10.3x	9.1x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	8.4x	9.9x	8.7x

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	8

Debt Analysis
(in thousands) (unaudited)	Three Months Ended		Year Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$498,188	$465,495	$501,135
Unamortized Debt Issuance Costs	(4,421)	(4,552)	(4,652)

Mortgages, Net of Unamortized Debt Issuance Costs	$493,767	$460,943	$496,483
Loans Payable:
Unsecured Line of Credit	$50,000	$100,000	$70,000
Other Loans Payable	28,638	92,209	24,683

Total Loans Before Unamortized Debt Issuance Costs	78,638	192,209	94,683
Unamortized Debt Issuance Costs	(1,091)	(1,107)	(1,204)

Loans, Net of Unamortized Debt Issuance Costs	$77,547	$191,102	$93,479
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(2,403)	(3,251)	(2,615)
Bonds, Net of Unamortized Debt Issuance Costs	$100,267	$99,419	$100,055

Total Debt, Net of Unamortized Debt Issuance Costs	$671,581	$751,464	$690,017

% Fixed/Floating
Fixed	92.0%	74.7%	90.0%
Floating	8.0%	25.3%	10.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.17%	3.91%	4.17%
Loans Payable	6.79%	7.39%	6.98%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.56%	4.90%	4.63%

Weighted Average Maturity (Years)
Mortgages Payable	5.1	5.3	5.3

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of March 31, 2024:
Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2024	$-0-	$4,116		$-0-		$4,116	0.6%
2025	117,907	-0-		-0-		117,907	17.4%
2026	36,863	50,000	(1)	-0-		86,863	12.8%
2027	38,765	-0-		102,670	(2)	141,435	20.8%
2028	25,047	24,522		-0-		49,569	7.3%
Thereafter	279,606	-0-		-0-		279,606	41.1%

Total Debt Before Unamortized Debt Issuance Cost	498,188	78,638		102,670		679,496	100.0%

Unamortized Debt Issuance Cost	(4,421)	(1,091)		(2,403)		(7,915)

Total Debt, Net of Unamortized Debt Issuance Costs	$493,767	$77,547		$100,267		$671,581

(1) Represents $50.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.

(2) Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	10

Securities Portfolio Performance

(in thousands) (unaudited)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010-2014	63,556	$15,066	$14,413	$29,479
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501
2024*	29,143	360	-0-	360

		$68,546	$27,588	$96,134

* Financial Information is as of and for the three months ended March, 31, 2024.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	March 31, 2024	March 31, 2023	% Change

Communities	136	135	0.7%
Total Sites	25,785	25,738	0.2%
Occupied Sites	22,462	21,864	598 sites, 2.7%
Occupancy %	87.1%	84.9%	220 bps
Total Rentals	10,025	9,328	7.5%
Occupied Rentals	9,531	8,736	9.1%
Rental Occupancy %	95.1%	93.7%	140 bps
Monthly Rent Per Site	$528	$506	4.3%
Monthly Rent Per Home Rental Including Site	$951	$893	6.5%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)
Alabama	2	69	62	7	325	130	40.0%	$190	103	99	96.1%	$1,035
Georgia	1	26	26	-0-	118	7	5.9%	$450	7	7	100.0%	$1,046
Indiana	14	1,105	908	197	4,021	3,583	89.1%	$489	1,928	1,829	94.9%	$943
Maryland	1	77	29	48	63	62	98.4%	$621	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	919	84.4%	$491	382	359	94.0%	$985
New Jersey	5	390	226	164	1,266	1,220	96.4%	$705	43	39	90.7%	$1,247
New York	8	698	327	371	1,365	1,177	86.2%	$621	476	447	93.9%	$1,109
Ohio	38	2,044	1,515	529	7,305	6,403	87.7%	$485	2,932	2,823	96.3%	$905
Pennsylvania	53	2,348	1,894	454	7,968	6,947	87.2%	$554	3,111	2,926	94.1%	$952
South Carolina	2	63	55	8	322	186	57.8%	$212	133	114	85.7%	$1,025
Tennessee	8	710	373	337	1,943	1,828	94.1%	$543	910	888	97.6%	$979
Total as of March 31, 2024	136	7,771	5,637	2,134	25,785	22,462	87.1%	$528	10,025	9,531	95.1%	$951

(1) Total and Vacant Acreage of 220 for Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023	Change	% Change
Same Property Community Net Operating Income (“NOI”)

Rental and Related Income	$49,701	$44,989	$4,712	10.5%
Community Operating Expenses	19,668	19,009	659	3.5%

Same Property Community NOI	$30,033	$25,980	$4,053	15.6%

	March 31, 2024	March 31, 2023	Change

Total Sites	25,459	25,415	0.2%
Occupied Sites	22,284	21,739	545 sites, 2.5%
Occupancy %	87.5%	85.5%	200 bps
Number of Properties	133	133	N/A
Total Rentals	9,882	9,222	7.2%
Occupied Rentals	9,395	8,641	8.7%
Rental Occupancy	95.1%	93.7%	140 bps
Monthly Rent Per Site	$530	$506	4.7%
Monthly Rent Per Home Rental Including Site	$952	$892	6.7%

Same Property includes all properties owned as of January 1, 2023, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus and Utica Shale Region
Acquired Prior to 2023
135 communities and 25,700 sites
Acquired in 2023
1 community and 100 sites
220 acres to be developed into a manufactured home community
Joint Venture:
2 communities and 400 sites
61 acres to be developed into a manufactured home community
Communities
Total - 136
PA 39%
OH 28%
IN 10%
NY 6%
TN 6%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,800 Sites
Acreage
Total - 7,771
Developed 2,914 38%
Developed 2,723 35%
Vacant 873 11%
Vacant 1,261 16%
Marcellus and Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), Community NOI, Same Property Community NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property Community NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property Community NOI, Adjusted EBITDA, excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 69.5 million shares for the three months ended March 31, 2024 and 59.8 million shares for the three months ended March 31, 2023. Common stock equivalents resulting from stock options in the amount of 406,000 shares for the three months ended March 31, 2024 and 682,000 shares for the three months ended March 31, 2023 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2023, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	15

Press Release Dated May 2, 2024

FOR IMMEDIATE RELEASE	May 2, 2024
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2024

FREEHOLD, NJ, May 2, 2024........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended March 31, 2024 of $57.7 million as compared to $52.6 million for the quarter ended March 31, 2023, representing an increase of 10%. Net Loss Attributable to Common Shareholders amounted to $6.3 million or $0.09 per diluted share for the quarter ended March 31, 2024 as compared to a Net Loss of $5.3 million or $0.09 per diluted share for the quarter ended March 31, 2023.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $14.0 million or $0.20 per diluted share for the quarter ended March 31, 2024 as compared to $10.6 million or $0.18 per diluted share for the quarter ended March 31, 2023, representing an 11% per diluted share increase. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $15.0 million or $0.22 per diluted share for the quarter ended March 31, 2024, as compared to $11.7 million or $0.20 per diluted share for the quarter ended March 31, 2023, representing a 10% per diluted share increase.

A summary of significant financial information for the three months ended March 31, 2024 and 2023 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	March 31,
	2024	2023

Total Income	$57,680	$52,607
Total Expenses	$48,408	$45,240
Net Loss Attributable to Common Shareholders	$(6,264)	$(5,297)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.09)	$(0.09)
FFO (1)	$14,046	$10,640
FFO (1) per Diluted Common Share	$0.20	$0.18
Normalized FFO (1)	$15,017	$11,720
Normalized FFO (1) per Diluted Common Share	$0.22	$0.20
Weighted Average Shares Outstanding	69,130	59,085

A summary of significant balance sheet information as of March 31, 2024 and December 31, 2023 is as follows (in thousands):

	March 31, 2024	December 31, 2023

Gross Real Estate Investments	$1,554,401	$1,539,041
Marketable Securities at Fair Value	$29,143	$34,506
Total Assets	$1,416,439	$1,427,577
Mortgages Payable, net	$493,767	$496,483
Loans Payable, net	$77,547	$93,479
Bonds Payable, net	$100,267	$100,055
Total Shareholders’ Equity	$717,157	$706,794

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	16

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2024.

“We are pleased to announce another solid quarter of operating results and an excellent start to 2024. During the quarter, we:

●	Increased Rental and Related Income by 11%;
●	Increased Community Net Operating Income (“NOI”) by 16%;
●	Increased Normalized Funds from Operations (“Normalized FFO) by 28% and Normalized FFO per diluted share by 10%;
●	Increased Same Property Community NOI by 16%;
●	Increased Same Property Occupancy by 200 basis points from 85.5% to 87.5%;
●	Improved our Same Property expense ratio from 42.3% in the first quarter of 2023 to 39.6% at quarter end;
●	Issued and sold approximately 1.3 million shares of Common Stock through our At-the-Market Sale Programs at a weighted average price of $15.40 per share, generating gross proceeds of $20.7 million and net proceeds of $20.4 million, after offering expenses;
●	Issued and sold approximately 194,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.01 per share, generating gross proceeds of $4.5 million and net proceeds of $4.4 million, after offering expenses;
●	Subsequent to quarter end, amended our unsecured credit facility to expand available borrowings by $80 million from $180 million to $260 million syndicated with BMO Capital Markets Corp., JPMorgan Chase Bank, NA and Wells Fargo, N.A;
●	Subsequent to quarter end, raised our quarterly common stock dividend by $0.01 representing a 4.9% increase to $0.215 per share or $0.86 annually;
●	Subsequent to quarter end, issued and sold approximately 190,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $15.92 per share, generating gross and net proceeds, net of offering expenses, of $3.0 million; and
●	Subsequent to quarter end, issued and sold approximately 19,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.27 per share, generating gross proceeds of $451,000 and net proceeds of $444,000, after offering expenses.”

Mr. Landy stated, “We are pleased with the progress that we have made on all fronts. Year over year, normalized FFO per diluted share increased by 10%, from $0.20 in the first quarter of last year to $0.22 this year. These results are in line with our expectations and position the company to continue to grow earnings per diluted share in the coming quarters. Our earnings growth over the past year, combined with strong community operating results, has resulted in a fourth consecutive annual dividend increase. Since 2020, we have raised our dividend by 19%, or $0.14 per share.”

“Our communities continue to experience strong demand for both sales and rentals. This demand is being translated into increased occupancy, revenue, and improved community operating results. Overall occupancy increased by 598 units or 220 basis points as compared to the first quarter of last year. Same property occupancy increased by 545 units or 200 basis points as compared to last year. Sequentially, overall occupancy increased by 132 units. These gains in occupancy, paired with our reasonable rent increases, drove same property income growth of 10% and same property community NOI growth of 16%. These improved operating results substantially increase the value of our communities.”

“Backlogs from our manufacturers remain in the normal 6 to 8 week range so we are able to effectively balance our inventory deliveries with our absorption. This allows us to generate similar occupancy gains without the negative financial impact from elevated inventory levels and the associated carrying costs. During the first quarter, we converted 120 homes from inventory to occupied rental units. We believe that we are on track to install and rent 800 new homes this year.”

“UMH is well positioned in an asset class with strong fundamentals. We have a strong balance sheet and can execute on external acquisition opportunities as accretive deals become available. We have substantial internal growth opportunities that provide a runway for earnings per diluted share growth for the next few years. We will continue to fill our 3,300 vacant sites, develop 300 or more expansion sites per year and grow the profitability of our sales and finance division.”

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	17

“We have a proven business plan that has and should continue to generate long-term value for our shareholders.”

UMH Properties, Inc. will host its First Quarter 2024 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, May 3, 2024, at 10:00 a.m. Eastern Time.

The Company’s 2024 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, May 3, 2024, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 4830899. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 136 manufactured home communities containing approximately 25,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	18

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 69.5 million shares for the three months ended March 31, 2024 and 59.8 million shares for the three months ended March 31, 2023. Common stock equivalents resulting from stock options in the amount of 406,000 shares for the three months ended March 31, 2024 and 682,000 shares for the three months ended March 31, 2023 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three months ended March 31, 2024 and 2023 are calculated as follows (in thousands):

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Loss Attributable to Common Shareholders	$(6,264)	$(5,297)
Depreciation Expense	14,741	13,373
Depreciation Expense from Unconsolidated Joint Venture	197	159
(Gain) Loss on Sales of Investment Property and Equipment	3	(32)
Decrease in Fair Value of Marketable Securities	5,369	2,395
Loss on Sales of Marketable Securities, net	-0-	42
FFO Attributable to Common Shareholders	14,046	10,640
Amortization of Financing Costs(2)	556	518
Non-Recurring Other Expense (3)	415	562
Normalized FFO Attributable to Common Shareholders (2)	$15,017	$11,720

(2)	Due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months ended March 31, 2024 and 2023.

(3)	Consists of non-recurring expenses for one-time legal fees and fees relating to the OZ Fund ($33), and costs associated with the liquidation/sale of inventory in a particular sales center ($382) for the three months ended March 31, 2024. Consisted of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($431) and non-recurring expenses for the joint venture with Nuveen ($47), one-time legal fees and fees relating to the OZ Fund ($53), and costs associated with an acquisition that was not completed ($31) for the three months ended March 31, 2023.

The following are the cash flows provided by (used in) operating, investing and financing activities for the three months ended March 31, 2024 and 2023 (in thousands):

	2024	2023
Operating Activities	$19,048	$13,289
Investing Activities	(25,424)	(40,544)
Financing Activities	(8,849)	29,440

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UMH Properties, Inc. | First Quarter FY 2024 Supplemental Information	19